EXHIBIT 99.1

                  INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Herrmidifier Company, Inc.
Lancaster, Pennsylvania

     We have audited the balance sheet of Herrmidifier Company, Inc. as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above present fairly in all material respects, the financial position of Herrmidifier Company, Inc. as of December 31, 1995 and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                 /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                     CERTIFIED PUBLIC ACCOUNTANTS

Lancaster, Pennsylvania
October 2, 1996